UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2008

Lpath, Inc.

(Exact name of registrant specified in charter)

Nevada	000-50344	16-1630142
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

6335 Ferris Square, Suite A, San Diego, CA  92121

(Address of principal executive offices)  (Zip Code)

(858) 678-0800

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	7.01	Regulation FD Disclosure

Lpath, Inc. (the “Company”) announced today that the Company’s President and CEO, Scott Pancoast, will present a corporate overview on November 3, 2008, at 2:00 pm Eastern Time at the Waldorf-Astoria Hotel in New York City during the Oppenheimer 19th Annual Healthcare Conference.

To access the Company’s live presentation, log onto the Company’s Webcast URL at http://www.veracast.com/webcasts/opco/healthcare08/33209359.cfm.  Please connect to the website prior to the start of the relevant webcast to ensure adequate time to download any software that may be necessary.  Each webcast recording will be archived and available on the Company’s website for 90 days shortly following the relevant presentation.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.  The press release is incorporated by reference herein and the foregoing description of the press release is qualified in its entirety by reference to the attached exhibit.

The information in this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and according to general instruction B.2.  The information in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended (“Securities Act”), or other filings of the Company made pursuant to the Exchange Act or the Securities Act, unless specifically identified as being incorporated therein by reference.

Item	9.01	Financial Statements and Exhibits.

Exhibits

99.1                           Press Release dated October 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lpath, Inc.

By:	/s/Scott Pancoast
Name: Scott Pancoast
Title: President and Chief Executive Officer
Dated: October 31, 2008